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                                KIRKLAND & ELLIS
                PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS


                             200 East Randolph Drive
                             Chicago, Illinois 60601

To Call Writer Direct:            312 861-2000                       Facsimile:
    312 861-2000                                                    312 861-2200


                                  July 17, 2001

                                                                     Exhibit 8.1

Navistar International Corporation
4201 Winfield Road
Warrenville, IL 60555

          Re:  Registration Statement on Form S-4, Registration No. 333-64626
               --------------------------------------------------------------

Ladies and Gentlemen:

          We are issuing this opinion letter in our capacity as special legal counsel to Navistar International Corporation, a Delaware corporation ("NIC") and International Truck and Engine Corporation, a Delaware corporation ("ITEC" and together with NIC, the "REGISTRANTS"), in connection with the proposed offer by NIC (the "Exchange Offer") to exchange $400,000,000 in aggregate principal amount of NIC's 9 3/8% Senior Notes, series B due 2006 (the "NEW SECURITIES") for and in replacement of NIC's outstanding $400,000,000 in aggregate principal amount of NIC's 9 3/8% Senior Notes due 2006 (the "OUTSTANDING SECURITIES"), pursuant to a Registration Statement on Form S-4 (Registration No. 333-64626) filed with the Securities and Exchange Commission (the "COMMISSION") on July 5, 2001 under the Securities Act of 1933, as amended (the "ACT") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "REGISTRATION STATEMENT").

          You have requested our opinion as to certain United States federal income tax consequences of the Exchange Offer. In preparing our opinion, we have reviewed and relied upon the Registrants' Registration Statement and such other documents as we have deemed necessary.

          On the basis of the foregoing, it is our opinion that the exchange of the Outstanding Securities for the New Securities pursuant to the Exchange Offer will not be treated as a taxable "exchange" for United States federal income tax purposes because the New Securities do not differ materially in kind or extent from the Outstanding Securities. The New Securities received by a holder of Outstanding Securities will be treated as a continuation of the Outstanding Securities in the hands of such holder and, as a result, there will be no federal

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Navistar International Corporation
July 17, 2001
Page 2


income tax consequences to such holder as a result of such holder's exchange of Outstanding Securities for New Securities.

          The opinion set forth above is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated or proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published revenue rulings, revenue procedures and announcements, existing judicial decisions and other applicable authorities. No tax ruling has been sought from the IRS with respect to any of the matters discussed herein. Unlike a ruling from the IRS, an opinion of counsel is not binding on the IRS. Hence, no assurance can be given that the opinion stated in this letter will not be successfully challenged by the IRS or by a court. We express no opinion concerning any tax consequences of the Exchange Offer except as expressly set forth above.

          We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Federal Income Tax Consequences." In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                   Sincerely,

                                   /s/ Kirkland & Ellis

                                   Kirkland & Ellis